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                                                                    Exhibit 23.1


                      CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-18385, 33-60071, 333-71797, 333-96173,
333-67512) and on Form S-8 (33-35760, 33-57615, 33-64383, 33-63715, 33-63717,
33-59002, 33-33245, 33-33244, 333-17987, 333-41427, 333-71839, 333-91345,
333-67510, 333-67442) of Sara Lee Corporation of our report dated April 26, 2001 relating to the financial statements of The Earthgrains Company, which appears in the Current Report on Form 8-K of Sara Lee Corporation dated August 8, 2001, as amended on September 4, 2001.


PricewaterhouseCoopers LLP
St. Louis, Missouri
August 30, 2001